Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(2)

(Form Type)

Empire State Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.01 par value per share (1)	457(c)	96,865,598 (1)	$7.95 (2)	$770,081,504.10 (2)	0.0001102	$84,862.98
	Total Offering Amounts					$770,081,504.10		$84,862.98
	Total Fees Previously Paid							-
	Total Fee Offsets							$167,486.04 (3)
	Net Fee Due							$0

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Empire State Realty Trust, Inc.	424B2	333-240251	July 31, 2020		$167,486.04 (3)	Equity	Class A common stock, $0.01 par value per share (1)	96,865,598 (1)(3)	$1,441,360,098.24 (3)
Fee Offset Sources	Empire State Realty Trust, Inc.	424B2	333-199199		October 7, 2014						$291,684.07 (3)

(1)	Includes (i) up to 95,878,714 shares of Class A common stock issuable in exchange for common units of partnership interest in Empire State Realty OP, L.P. that may be tendered for redemption from time to time by one or more of the limited partners of Empire State Realty OP, L.P. pursuant to their contractual rights and (ii) up to 986,884 shares of Class A common stock issuable upon conversion of shares of Class B common stock, par value $0.01 per share, pursuant to the terms of the charter of Empire State Realty Trust, Inc. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. Based upon the average of the high and low prices of the Class A common stock reported on the New York Stock Exchange on July 25, 2023 pursuant to Rule 457(c) under the Securities Act.

(3)	The registrant is registering 96,865,598 shares of Class A common stock having a proposed maximum aggregate price of up to $770,081,504.10 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The registrant had previously registered shares of Class A common stock having an aggregate offering price of up to $2,510,189,932.80, offered by means of a prospectus supplement dated October 7, 2014 (the “2014 Prospectus Supplement”) and an accompanying prospectus dated October 7, 2014 pursuant to a Registration Statement on Form S-3 (File No. 333-199199) filed with the Securities and Exchange Commission (“SEC”) on October 7, 2014, a prospectus supplement dated August 3, 2017 (the “2017 Prospectus Supplement”) and an accompanying prospectus dated August 3, 2017 pursuant to a Registration Statement on Form S-3 (File No. 333-219658) filed with the SEC on August 3, 2017 and a prospectus supplement dated July 31, 2020 (the “2020 Prospectus Supplement” and, together with the 2014 Prospectus Supplement and 2017 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated July 31, 2020 pursuant to a Registration Statement on Form S-3 (File No. 333-240251) filed with the SEC on July 31, 2020. In connection with the filing of the 2014 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $291,684.07. The 2020 Prospectus Supplement is being superseded and replaced by the Current Prospectus Supplement, and the offering of unsold securities pursuant to the 2020 Prospectus Supplement terminates on July 31, 2023. Pursuant to Rule 457(p) under the Securities Act, $167,486.04 of the registration fee that was paid with respect to the securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $84,862.98 due in connection with the filing of the Current Prospectus Supplement. Accordingly, no registration fee is being paid hereby.